EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Form S-1) of our report dated March 22, 2017, relating to the consolidated financial statements of RBB Bancorp, which is included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

May 3, 2017